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[KPMG LOGO]


                               [KPMG LETTERHEAD]


                                January 16, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Misonix, Inc. and, under the date of September 24, 2001, we reported on the consolidated financial statements of Misonix, Inc. as of and for the year ended June 30, 2001. On January 9, 2002, our appointment as principal accountants was terminated. We have read Misonix, Inc.'s statements included under Item 4 of its Form 8-K dated January 16, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with Mixonix, Inc.'s statement that the change was consented to by the audit committee of the board of directors.


                                                  Very truly yours,

                                                  /s/ KPMG LLP